UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2014

KIMCO REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On April 24, 2014, Kimco Realty Corporation (“Kimco”) completed an underwritten public offering of $500 million in aggregate principal amount of its 3.20% Notes due 2021 (the “Notes”). The Notes are governed by the Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of August 4, 1994, the Second Supplemental Indenture, dated as of April 7, 1995, the Third Supplemental Indenture, dated as of June 2, 2006, the Fourth Supplemental Indenture, dated as of April 26, 2007, the Fifth Supplemental Indenture, dated as of September 24, 2009, the Sixth Supplemental Indenture, dated as of May 23, 2013, the Seventh Supplemental Indenture, dated as of April 24, 2014, and as further amended or supplemented from time to time, between Kimco and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee. A copy of the Seventh Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated April 24, 2014, between Kimco Realty Corporation and The Bank of New York Mellon, as trustee.
5.1(a)	Opinion of Latham & Watkins LLP, as to the legality of the 3.20% Notes due 2021, dated April 24, 2014.
5.1(b)	Opinion of Venable LLP, as to the legality of the 3.20% Notes due 2021, dated April 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: April 24, 2014	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated April 24, 2014, between Kimco Realty Corporation and The Bank of New York Mellon, as trustee.
5.1(a)	Opinion of Latham & Watkins LLP, as to the legality of the 3.20% Notes due 2021, dated April 24, 2014.
5.1(b)	Opinion of Venable LLP, as to the legality of the 3.20% Notes due 2021, dated April 24, 2014.